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                                                                    EXHIBIT (12)

                   DAYTON HUDSON CORPORATION AND SUBSIDIARIES
            COMPUTATIONS OF RATIOS OF EARNINGS TO FIXED CHARGES AND
       RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

                             (Millions of Dollars)

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                                                                                     FISCAL YEAR ENDED
                                                                   -----------------------------------------------------
                                                                   JAN. 30,   JAN. 31,    FEB. 1,    FEB. 3,   JAN. 28,
                                                                     1999       1998       1997       1996       1995
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
RATIO OF EARNINGS TO FIXED CHARGES:

Earnings:
  Consolidated net earnings before extraordinary charges.........  $     962  $     802  $     474  $     311  $     434
  Income taxes...................................................        594        524        309        190        280
                                                                   ---------  ---------  ---------  ---------  ---------
    Total earnings before extraordinary charges..................      1,556      1,326        783        501        714
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Fixed charges:
  Interest expense...............................................        421        437        464        461        439
  Interest portion of rental expense.............................         63         59         59         59         56
                                                                   ---------  ---------  ---------  ---------  ---------
    Total fixed charges..........................................        484        496        523        520        495
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Less:
  Capitalized interest...........................................        (16)       (16)       (16)       (14)        (7)
                                                                   ---------  ---------  ---------  ---------  ---------
  Fixed charges in earnings......................................        468        480        507        506        488
                                                                   ---------  ---------  ---------  ---------  ---------
Earnings available for fixed charges.............................  $   2,024  $   1,806  $   1,290  $   1,007  $   1,202
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Ratio of earnings before extraordinary charges to fixed
  charges........................................................       4.18       3.65       2.46       1.94       2.43
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RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS:

Total fixed charges, as above....................................  $     484  $     496  $     523  $     520  $     495
Dividends on preferred stock (pre-tax basis).....................         32         35         37         37         39
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  Total fixed charges and preferred stock dividends..............        516        531        560        557        534
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Earnings available for fixed charges and preferred stock
  dividends......................................................  $   2,024  $   1,806  $   1,290  $   1,007  $   1,202
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Ratio of earnings before extraordinary charges to fixed charges
  and preferred stock dividends..................................       3.92       3.40       2.30       1.81       2.25
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